Exhibit 99.1

SiriusPoint Announces Closing of CM Bermuda Transaction & Completion of Registered Secondary Offering of 4,106,631 Common Shares by Entities Associated with Daniel S. Loeb

HAMILTON, Bermuda (February 27, 2025) – SiriusPoint Ltd. (“SiriusPoint”) (NYSE: SPNT), a global specialty insurer and reinsurer, announced today the closing of its previously announced transaction to repurchase all SiriusPoint common shares and warrants held by CM Bermuda Limited (“CM Bermuda”) for an aggregate purchase price of $733 million. The Company also announced today the completion of the previously announced registered secondary offering of 4,106,631 common shares by entities associated with Daniel S. Loeb (collectively, the “Loeb Entities”).

Following today’s closing, CM Bermuda has no remaining ownership interest in SiriusPoint and ceases to have any representation on, or observer rights with respect to, SiriusPoint’s board of directors.

The CM Bermuda transaction is immediately accretive to book value by 4% and is expected to be meaningfully accretive to SiriusPoint’s return on equity and earnings per share.

As part of the registered secondary offering, SiriusPoint repurchased an aggregate of 500,000 of the common shares offered at the public offering price of $14 per share. Following the completion of the registered secondary offering and the cancellation of the CM Bermuda shares, the Loeb Entities own approximately 9.54% of SiriusPoint’s issued and outstanding common shares.

SiriusPoint CEO, Scott Egan, said: “The completion of the transactions with CM Bermuda and the Loeb Entities follows a year of significant achievement for SiriusPoint during which we announced strong 2024 results. The completion of both transactions underlines the end of our major repositioning work, while the secondary offering reinforces the increasing investor interest in the business.

The Company is well positioned to build on the continuing performance momentum of the past two years and drive further value creation for our shareholders in 2025 and beyond.”

Contacts

Investor Relations

Liam Blackledge, SiriusPoint

Liam.Blackledge@siriuspt.com

+ 44 203 772 3082

Media

Sarah Hills, Rein4ce

Sarah.Hills@rein4ce.co.uk

+ 44 7718 882011

About SiriusPoint

SiriusPoint is a global underwriter of insurance and reinsurance providing solutions to clients and brokers around the world. Bermuda-headquartered with offices in New York, London, Stockholm and other locations, we are listed on the New York Stock Exchange (SPNT). We have licenses to write Property & Casualty and Accident & Health insurance and reinsurance globally. Our offering and distribution capabilities are strengthened by a portfolio of strategic partnerships with Managing General Agents and Program Administrators within our Insurance & Services segment. With over $2.6 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch, and A3 from Moody’s.

FORWARD-LOOKING STATEMENTS

We make statements in this press release that are forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of general economic conditions and conditions affecting the insurance and reinsurance industry; the adequacy of our reserves; fluctuation in the results of operations; pandemic or other catastrophic event; uncertainty of success in investing in early-stage companies, such as the risk of loss of an initial investment, highly variable returns on investments, delay in receiving return on investment and difficulty in liquidating the investment; our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations; trends in insured and paid losses; regulatory and legal uncertainties; and other risk factors described in SiriusPoint’s Annual Report on Form 10-K for the period ended December 31, 2024.

Except as required by applicable law or regulation, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events, or other circumstances after the date of this press release.

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